                                                                  EXHIBIT 10(ix)

                             [SPX CORPORATION LOGO]

                               PATRICK J. O'LEARY

                               STOCK OPTION AWARD

                  THIS AGREEMENT is made on and as of April 23, 1997, by and between SPX CORPORATION, a Delaware Corporation ("SPX" or the "Company") and PATRICK J. O'LEARY ("Executive").

1. Grant of Options. In recognition of his performance as Vice President, Finance, Treasurer and Chief Financial Officer and as an inducement to his continuing in the employ of the Company, SPX hereby grants to Executive Options to purchase 200,000 Shares of the Company's Common Stock, par value $10.00 ("Common Stock") at Option Prices set forth below and in the manner and subject to the terms and conditions hereinafter provided:


                      Number of Shares                 Option Price Per Share
                      ----------------                 ----------------------
                         70,000                              $60.00
                         65,000                              $75.00
                         65,000                              $90.00

         These Options are granted to Executive by the Board of Directors of the Company and are in addition to the stock options granted to Executive under the Company's 1992 Stock Compensation Plan. The Options granted under this Agreement are outside of and not granted pursuant to said Plan. To the extent that shares of Common Stock are held by the Company as treasury shares at the time that the Options (or any portion thereof) are exercised, the Company will use treasury shares as the source of the Common Stock issued to the Executive in connection with such exercise. The Board of Directors has delegated to its Compensation Committee (the "Committee") the authority to make such determinations and interpretations of this Agreement as it deems necessary and appropriate to carry out its intent and terms.

2. Time of Exercise of Options/Vesting. The Options granted hereunder may be exercised in whole or in part at any time and from time to time on or after the Vesting Date and prior to or on the Expiration Date. The Vesting Date is the earliest of: (i) April 22, 2002, (ii) the date on which a "change-of-control" of the Company occurs as defined in the Executive's "Change-of-Control Executive Severance Agreement" dated October 23, 1996, or (iii) the date on which Executive's employment with the Company terminates by reason of his disability or death. The Expiration Date is April 22, 2007, except as otherwise provided herein.

3. Manner of Exercise. The Options may be exercised by written notice which shall:

         a. State the election to exercise the Options and the number of shares and Option Price in respect of which they are being exercised;

         b. Be signed by Executive or such other person or persons entitled to exercise the Options;

         c.       Be in writing and delivered to SPX's Secretary;

         d. Be accompanied by payment in full of the Option Price for the shares to be purchased. Payment may be made by: (i) check, bank draft, money order or other cash payment, or (ii) delivery (or deemed delivery by attestation) of previously acquired shares of Common Stock with a fair market value as of the exercise date equal to the aggregate Option Price for the shares to be purchased (or a combination of (i) and (ii)). The fair market value of the Common Stock for this purpose shall be the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for the exercise date or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted;

         e. Be accompanied by payment of any Federal, state or local taxes required by law to be withheld by the Company with respect to the exercise of the Options unless other satisfactory arrangements are made between the Company and the Executive to satisfy such withholding obligations; and

         f. Unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the shares of Common Stock to be issued, contain a representation by the Executive or other person or persons entitled to exercise the Options that the shares of Common Stock are being acquired for investment and with no present intention of selling or transferring them and that the person acquiring them will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the shares may then be listed.

If the Options shall have been exercised in full, this Agreement shall be canceled and retained by the Company, otherwise it shall be appropriately endorsed to reflect partial exercise and returned to the Executive or other person entitled to exercise the Options.

4. Termination of Employment for Disability or Death. If without having fully exercised the Options granted hereunder, the Executive's employment with the Company is terminated by reason of disability, then the Vesting Date shall be the date of his termination and the Expiration Date shall be the date 90 days after termination. If without having fully exercised the Options granted hereunder, the Executive's employment with the Company is terminated by reason of death, the Options granted hereunder shall be fully vested and shall be exercisable by the person or persons who shall have acquired the Executive's rights hereunder by will or the laws of descent and distribution and the Expiration Date shall be the earlier of: (i) the date which is twelve months following the date of the Executive's death, or (ii) April 22, 2007.

5. Other Termination of Employment. If the Executive's employment with the Company is terminated for reasons other than death or disability and prior to the Vesting Date, this Agreement and the Executive's Options shall terminate. If the Executive's employment with the Company is terminated for reasons other than death or disability and subsequent to the Vesting Date, then the Expiration Date shall be the earlier of: (i) the date which is 90 days following the date of termination of his employment, or (ii) April 22, 2007.

6. Rights Prior to Exercise of Option. The Options may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Options shall be exercisable during the Executive's lifetime only by him. Executive shall not have any rights as a stockholder with respect to the shares of Common Stock optioned hereunder until exercise of the Options and delivery of the shares as herein provided.

7. Adjustment in the Event of Changes Affecting Common Stock. In the event of any change in the outstanding shares of Common Stock that occurs by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to the Options, and the Option Prices, shall be appropriately adjusted by the Committee, whose reasonable determination shall be conclusive, provided, however, that fractional shares shall be rounded to the nearest whole share.

8. No Contract of Employment. Nothing contained in this Agreement shall be construed as a contract of employment between SPX and Executive, or as creating a right of Executive to be continued in the employment of SPX, or as a limitation of SPX's right to discharge Executive with or without cause. Except as expressly provided herein, this Agreement shall not be construed as a term or condition of his employment and, in particular, it shall neither confer upon Executive any additional rights or privileges relative to his existing terms and conditions of employment nor shall it entitle Executive to additional compensation or damages upon any termination of employment.

9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, legal representatives, successors and assigns. This Agreement may be amended only by further written agreement of the Company and Executive.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

          SPX CORPORATION                      EXECUTIVE



By:       /s/ John B. Blystone                 /s/ Patrick J. O'Leary
  -----------------------------------          ---------------------------------
              John B. Blystone                     Patrick J. O'Leary

Title:  Chairman, President & CEO